                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Peet's Coffee & Tea, Inc. on Form S-3 of our report dated March 1, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting method) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus.

/s/  Deloitte & Touche LLP

San Francisco, California
March 27, 2002